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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213967

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 13, 2016)

103,734 Shares of Common Stock Plus an Additional
$4,500,000 of Shares of Common Stock

        Pursuant to this prospectus supplement and the accompanying prospectus, we are offering shares of our common stock, par value $0.0025 per share ("common stock") to Inphi Corporation ("Inphi") in consideration for engineering services under an amendment to our Research and Development Agreement between us and Inphi. The Research and Development Agreement was entered into on March 12, 2019, and the amendment to the Research and Development Agreement was entered into on August 1, 2019. We refer to the Research and Development Agreement, as so amended, as the "Amended Research and Development Agreement."

        The shares of common stock offered under the Amended Research and Development Agreement include (i) 103,734 shares of common stock to be issued to Inphi within one week of entering into the Amended Research and Development Agreement (the "Initial Shares"), and (ii) additional shares of common stock, which may be sold from time to time to Inphi during the period of August 2019 through May 2020, with an aggregate offering price of up to $4,500,000 (the "Additional Shares"). The purchase price for the Additional Shares will be the closing price on each of August 15, 2019 ($1.0 million of additional shares), September 15, 2019 ($1.0 million of additional shares), February 15, 2020 ($1.0 million of additional shares), and May 1, 2020 ($1.5 million of additional shares), or if such date is not a business day, then the next succeeding business day. The Additional Shares to be issued with respect to each of these dates would be issued on or shortly following such date. Such dates may be adjusted on mutual agreement of the parties in the event that Inphi does not meet the due date for the deliverable associated with each share issuance.

        Our common stock is quoted on the New York Stock Exchange under the symbol "NPTN." On August 1, 2019, the last reported sale price of our common stock was $4.49 per share.

        Investing in our common stock involves a high degree of risk. Please read "Risk Factors" beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 1, 2019

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the common stock we are offering. The second part, the accompanying prospectus dated October 13, 2016, gives more general information about our common stock. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectuses we have authorized for use in connection with this offering, in their entirety before making an investment decision.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement and in the accompanying prospectus.

        Unless the context requires otherwise, the words "NeoPhotonics," "we," "the Company," "us" and "our" refer to NeoPhotonics Corporation and its subsidiaries taken as a whole.

        This prospectus supplement and the accompanying prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on this information.

        This prospectus supplement and the accompanying prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find Additional Information."

S-i

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit or incorporated by reference to the registration statement of which this prospectus supplement and accompanying prospectus form a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, include trademarks, service marks and trade names owned by us or others. The word trademark "NeoPhotonics" and the NeoPhotonics logo are trademarks of NeoPhotonics. All trademarks used herein are the property of their respective owners.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering; it may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include information about the shares we are offering as well as information regarding our business and financial data. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectuses we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under "Risk Factors" in this prospectus supplement.

 NeoPhotonics Corporation

Overview

        We develop, manufacture and sell optoelectronic products that transmit, receive and switch high speed digital optical signals for communications networks. Our products address the highest speed over distance applications and are designed for 100G and beyond data rates, such as at 200G, 400G and 600G on a single wavelength, for telecom and hyper-scale data center or content provider networks.

        Our High Speed Products for data rates of 100G and beyond comprised 86% of our revenues in 2018 and were 83% of our 2017 revenue. These Products use our Advanced Hybrid Photonic Integration technology and are the core focus of our strategy. We believe that they are an important competitive differentiator as networks for data centers and telecom carriers increasingly demand higher data rates in their operating systems.

        Our High Speed Products include transceiver modules, optical components and high speed chip-level optical devices. Our 100G and beyond transceiver module products incorporate our vertically integrated, high performance components, including ultra-narrow linewidth tunable lasers (NLW-TLs), high bandwidth coherent receivers (ICRs), high bandwidth micro-modulators (micro-MOD), high bandwidth trans-impedance amplifiers (TIAs) and high bandwidth laser and modulator drivers. We integrate several of these components into a Coherent Optical Subassembly (COSA) which when combined with our NLW Laser, provides all of the optical functions necessary for coherent communications in an ultra-compact package suitable for next generations of pluggable modules. In addition to integrating these components into our own modules, we sell these components to other industry leaders who use them in their highest performance products. We believe that our strength in these and other high performance components places us in a strong competitive position as volumes grow and as we add new variants to our module product line.

Risk Factors

        Our business is subject to numerous risks. You should read these risks, as well as the risks discussed under Item 1A, "Risk Factors," in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and any subsequent updates described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference, before you invest in our common stock.

Corporate Information

        We were incorporated in the State of Delaware in October 1996 as NanoGram Corporation, and we changed our name to NeoPhotonics Corporation in 2002. Our principal offices are located at 2911 Zanker Road, San Jose, CA 95134, USA and our telephone number is +1 (408) 232-9200. Our website address is www.neophotonics.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement.

        We file electronically with the U.S. Securities and Exchange Commission, or SEC, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. We make available on our website at www.neophotonics.com, free of charge, copies of these reports as soon as reasonably practicable after filing these reports with, or furnishing them to, the SEC.

The Offering

Shares of common stock offered	103,734 shares plus $4,500,000 of additional shares of our common stock, par value $0.0025 per share.
Common stock to be outstanding after the offering

47,561,086 shares. This amount consists of 46,455,125 shares of our common stock outstanding on March 31, 2019, the 103,734 Initial Shares, plus an assumed 1,002,227 Additional Shares. The assumed number of Additional Shares is calculated assuming that the $4.5 million of Additional Shares are issued at a price of $4.49 per share, which was the closing price of our common stock on the New York Stock Exchange on August 1, 2019. The actual number of Additional Shares issued will vary depending on the closing prices on the respective dates of the issuances of the Additional Shares under the Amended Research and Development Agreement.

Manner of offering

Issuance of 103,734 Initial Shares to Inphi within one week of entering into the Amended Research and Development Agreement, and issuance of Additional Shares to Inphi on August 15, 2019, September 15, 2019, February 15, 2020, and May 1, 2020. On each of these dates we will issue $1.0 million of Additional Shares ($1.5 million on the last date) at the closing price of our common stock on the date of issuance, subject to a share cap. Such dates may be adjusted on mutual agreement of the parties in the event that Inphi does not meet the due date for the deliverable associated with each share issuance. See "The Research and Development Transaction" and "Plan of Distribution."

Use of proceeds	We are issuing the shares under the Amended Research and Development Agreement in consideration for engineering services on a development program.
Risk factors	See "Risk Factors" beginning on page S-4 for a discussion of risk factors you should consider before investing in shares of our common stock.
New York Stock Exchange Symbol	"NPTN"

        The number of shares of common stock to be outstanding after the offering is based on the number of shares outstanding as of March 31, 2019. As of that date, we had 46,455,125 shares of common stock outstanding, excluding, as of March 31, 2019:

  •
  3,145,327 shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $5.75 per share;

  •
  2,418,899 shares issuable upon vesting of restricted stock units;

  •
  677,500 shares issuable upon vesting of market-based restricted stock units; and

  •
  3,365,375 additional shares reserved for future issuance under our equity incentive plans, including our employee stock purchase plan.

        Unless otherwise noted, the information in this prospectus supplement reflects and assumes no exercise of outstanding options or vesting of restricted stock units subsequent to March 31, 2019.

        Except as otherwise indicated, the information contained in this prospectus supplement assumes the issuance of all of the shares offered hereby and assumes the issuance of the $4.5 million of Additional Shares at a price of $4.49 per share, which was the closing price of our common stock on the New York Stock Exchange on August 1, 2019.

RISK FACTORS

        Investing in our common stock involves significant risks, some of which are described below. You should carefully consider the following risks, the risks described in our Quarterly Report on Form 10-Q filed with the SEC on May 7, 2019, as well as other information in this prospectus supplement and the accompanying prospectus, including information incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, before deciding whether to invest in our common stock. The occurrence of any of the events or developments described below could materially and adversely affect our business, financial condition, results of operations and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our business operations. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See "Special Note Regarding Forward-Looking Statements."

Risks Related to this Offering

Sales of our common stock to Inphi may cause substantial dilution to our existing stockholders and the sale of the shares of our common stock acquired by Inphi could cause the price of our common stock to decline.

        This prospectus supplement relates to $4.5 million of our common stock that we may issue and sell to Inphi from time to time pursuant to the Amended Research and Development Agreement, together with the 103,734 Initial Shares. Under the Amended Research and Development Agreement the shares offered to Inphi in this offering will be sold over a period of August 2019 through May 2020. The number of shares ultimately offered for sale to Inphi under this prospectus supplement is dependent upon the closing prices of a share of our common stock on the New York Stock Exchange on the various dates that we issue the shares of our common stock to Inphi under the Amended Research and Development Agreement. Depending upon market liquidity at the time, issuances of shares of our common stock under the Amended Research and Development Agreement may cause the trading price of our common stock to decline.

        After Inphi has acquired shares under the Amended Research and Development Agreement, it may sell all, some or none of those shares. Issuances to Inphi by us pursuant to the Amended Research and Development Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock to Inphi in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock.

        We are not restricted from issuing additional securities in the future, including our common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus supplement, and we cannot predict if and when Inphi may sell such shares in the public markets. In addition, we cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

Terms of subsequent financings may adversely impact our stockholders.

        To finance our future business plans and working capital needs, we may have to raise additional funds through the issuance of equity or debt securities. We are currently exploring the availability of such subsequent financings. Depending on the type and the terms of any financing we pursue, stockholders' rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

        At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and accompanying prospectus, including the information that we incorporate by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement and accompanying prospectus, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements include statements that are not historical facts and can be identified by terms such as "anticipates," "believes," "could," "seeks," "estimates," "expects," "intends," "may," "plans," "potential," "predicts, "projects," "should," "will," "would" or similar expressions and the negatives of those terms.

        Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date of this prospectus supplement. You should read this prospectus supplement and accompanying prospectus and any related free writing prospectus, together with the information that we incorporate by reference, and the documents that we have filed as exhibits to the registration statement, of which this prospectus supplement and accompanying prospectus are a part, completely and with the understanding that our actual future results may be materially different from what we expect.

        Important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this prospectus supplement and accompanying prospectus and any related free writing prospectus, and in the information that we incorporate by reference.

        Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

        We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

        We will not receive any cash proceeds from the sale of the shares of our common stock being sold hereby. We are issuing the shares under a specific Research and Development Agreement with Inphi Corporation in consideration for engineering services on a development program.

 DILUTION

        Our net tangible book value at March 31, 2019, was approximately $148.7 million, or approximately $3.20 per share of common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by Inphi in this offering and the net tangible book value per share of our common stock immediately after this offering.

        After giving effect to the assumed issuance of 1,105,961 shares of our common stock by us in this offering at an assumed price of $4.49 per share, which was the last reported sale price of our common stock on the New York Stock Exchange on August 1, 2019, our net tangible book value as of March 31, 2019, would not have changed, as the shares are being issued for services rather than cash, resulting in an adjusted net tangible book value per share price of $3.13.

        The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will change based on the actual price used to calculate the number of shares to be issued to Inphi and the actual number of shares sold to issued to Inphi pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of $4.5 million is sold at the assumed public offering price of $4.49 per share, the last reported sale price of our common stock on the New York Stock Exchange on August 1, 2019. The shares issued in this offering, if any, will be issued from time to time at various prices.

Assumed public offering price per share		$4.49
Net tangible book value per share as of March 31, 2019	$3.20
Decrease in net tangible book value per share attributable to the offering	$0.07

As adjusted net tangible book value per share after giving effect to the offering		$3.13

Dilution in net tangible book value per share to new investors in the offering		$0.07

        The foregoing table is based on 46,455,125 shares of our common stock outstanding as of March 31, 2019, and excludes, as of that date, the following:

  •
  3,145,327 shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $5.75 per share;

  •
  2,418,899 shares issuable upon the vesting of restricted stock units;

  •
  677,500 shares issuable upon the vesting of market-based restricted stock units; and

  •
  3,365,375 additional shares reserved for future issuance under our equity incentive plans, including our employee stock purchase plan.

        To the extent that any of the outstanding options or warrants are exercised, there will be further dilution to Inphi. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity securities, the issuance of these securities could result in further dilution to our stockholders.

 THE RESEARCH AND DEVELOPMENT TRANSACTION

General

        On March 12, 2019, we entered into our Research and Development Agreement between us and Inphi, and on August 1, 2019, we and Inphi entered into an amendment to the Research and Development Agreement (the "Amendment"). We refer to the Research and Development Agreement, as so amended, as the "Amended Research and Development Agreement." Under the terms of the Amended Research and Development Agreement we agreed to issue to Inphi: 103,734 shares of our common stock within one week of the date we entered into the Amendment (the "Initial Shares"); and $4.5 million of additional shares (the "Additional Shares"). The Additional Shares will be issued as follows: $1.0 million of our common stock on or shortly following August 15, 2019, which number of shares will be calculated by dividing $1.0 million by the closing price of a share of our common stock on the New York Stock Exchange on August 15, 2019; $1.0 million of our common stock on or shortly following September 15, 2019, which number of shares will be calculated by dividing $1.0 million by the closing price of a share of our common stock on the New York Stock Exchange on September 15, 2019; $1.0 million of our common stock on or shortly following February 15, 2020, which number of shares will be calculated by dividing $1.0 million by the closing price of a share of our common stock on the New York Stock Exchange on February 15, 2020; and $1.5 million of our common stock on or shortly following May 1, 2020, which number of shares will be calculated by dividing $1.5 million by the closing price of a share of our common stock on the New York Stock Exchange on May 1, 2020. If any such date is not a business day, then the reference to such date shall be deemed to refer to the next succeeding business day. Such dates may be adjusted on mutual agreement of the parties in the event that Inphi does not meet the due date for the deliverable associated with each share issuance.

        We are filing this prospectus supplement with regard to the offering of our common stock consisting of (i) the Initial Shares, (ii) the Additional Shares. If we do not issue the Initial Shares or Additional Shares, or are unable to issue the Initial Shares or Additional Shares, then any portion of the Initial Shares or Additional Shares not issued will be paid to Inphi in cash.

        The Initial Shares and the Additional Shares are being issued to Inphi inconsideration of engineering services on a development program.

Effect of Performance of the Amended Research and Development Agreement on Our Stockholders

        The Amended Research and Development Agreement does not limit the ability of Inphi to sell any or all of the shares it currently owns or receives in this offering. The shares issued to Inphi in this offering will be issued to Inphi over a period ending on May 1, 2020. The subsequent resale by Inphi of a significant amount of shares sold to Inphi in this offering at any given time could cause the market price of our common stock to decline or to be highly volatile. Inphi may resell all, some or none of the Initial Shares and the Additional Shares it acquires. Therefore, issuances to Inphi by us pursuant to the Amended Research and Development Agreement and this prospectus supplement also may result in substantial dilution to the interests of other holders of our common stock. However, the maximum number of shares of our common stock that we may issue to Inphi under the Amended Research and Development Agreement is 9,476,790 shares.

Information With Respect to Inphi

        Inphi is a fabless provider of high-speed analog and mixed signal semiconductor solutions for the communications and datacenter markets. Inphi's analog and mixed signal semiconductor solutions provide high signal integrity at leading-edge data speeds while reducing system power consumption. Inphi's semiconductor solutions are designed to address bandwidth bottlenecks in networks, maximize throughput and minimize latency in computing environments and enable the rollout of next generation communications and datacenter infrastructures. Inphi's solutions provide a vital high-speed interface between analog signals and digital information in high-performance systems such as telecommunications transport systems, enterprise networking equipment and datacenters. Inphi provides 25G to 600G high-speed analog semiconductor solutions for the communications market.

 PLAN OF DISTRIBUTION

        We entered into the Amended Research and Development Agreement with Inphi on August 1, 2019. In consideration for the services provided by Inphi under the Amended Research and Development Agreement, we will issue shares of common stock to Inphi. The Amended Research and Development Agreement provides that, upon the terms and subject to the conditions set forth therein, we will issue to Inphi: 103,734 shares of our common stock within one week of the date we entered into the Amendment (the "Initial Shares"); and $4.5 million of additional shares (the "Additional Shares"). The Additional Shares will be issued as follows: $1.0 million of our common stock on August 15, 2019, which number of shares will be calculated by dividing $1.0 million by the closing price of a share of our common stock on the New York Stock Exchange on August 15, 2019; $1.0 million of our common stock on September 15, 2019, which number of shares will be calculated by dividing $1.0 million by the closing price of a share of our common stock on the New York Stock Exchange on September 15, 2019; $1.0 million of our common stock on February 15, 2020, which number of shares will be calculated by dividing $1.0 million by the closing price of a share of our common stock on the New York Stock Exchange on February 15, 2020; and $1.5 million of our common stock on May 1, 2020, which number of shares will be calculated by dividing $1.5 million by the closing price of a share of our common stock on the New York Stock Exchange on May 1, 2020. The aggregate number of shares that we can sell to Inphi under the Amended Research and Development Agreement may in no case exceed 9,476,790 shares.

        We did not pay any additional amounts to reimburse or otherwise compensate Inphi in connection with the transaction.

        Inphi may be considered to be an "underwriter" within the meaning of the Securities Act in connection with this offering. We know of no existing arrangements between Inphi, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any other required information.

        We will pay all of the expenses incident to the registration, offering, and sale of the shares to Inphi.

        Inphi and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Amended Research and Development Agreement.

        We have advised Inphi that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes Inphi, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

        We may suspend the sale of shares to Inphi pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

        This offering will terminate on the date that all shares offered by this prospectus have been issued to Inphi.

VALIDITY OF COMMON STOCK

        Cooley LLP will pass upon the validity of the common stock offered hereby.

EXPERTS

        The consolidated financial statements incorporated by reference in this prospectus supplement and accompanying prospectus by reference from NeoPhotonics Corporation's Annual Report on Form 10-K, and the effectiveness of NeoPhotonics Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and accompanying prospectus are part of the registration statement we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus or accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. In addition, any person to whom this prospectus supplement and accompanying prospectus is delivered may request copies of this prospectus supplement and accompanying prospectus and any related amendments or supplements or documents incorporated by reference, without charge, by written or telephonic request directed to Elizabeth Eby, Senior Vice President, Finance and Chief Financial Officer, NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California 95134; telephone: (408) 232-9200; E-mail: beth.eby@neophotonics.com.

        We maintain a website at www.neophotonics.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information in the accompanying prospectus or incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus.

        We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35061):

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  our Annual Report on Form 10-K, for the year ended December 31, 2018, filed with the SEC on March 8, 2019;

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  our Quarterly Report on Form 10-Q, for the quarter ended March 31, 2019, filed with the SEC on May 7, 2019;

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  our Current Reports on Form 8-K filed with the SEC on January 14, 2019 (other than information furnished under Item 2.02 and the exhibit filed on such form related to such item), June 10, 2019; June 19, 2019, and July 10, 2019;

  •
  the information specifically incorporated by reference in our Annual Report on Form 10-K, for the year ended December 31, 2018, from our Schedule 14A filed with the SEC on April 22, 2019; and

  •
  the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on January 28, 2011, including any amendment or report filed for the purpose of updating such description.

        We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and the accompanying prospectus, and such future filings will become a part of this prospectus supplement and the accompanying prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

NeoPhotonics Corporation
2911 Zanker Road
San Jose, California 95134
(408) 232-9200
Attn: Secretary

PROSPECTUS

$80,000,000

Common Stock

8,261,882 Shares of Common Stock Offered by Selling Stockholders

        From time to time, we may offer and sell up to an aggregate amount of $80,000,000 of common stock.

        In addition, selling stockholders to be named in a prospectus supplement may also offer and sell, from time to time, up to 8,261,882 shares of our common stock. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered. We will not receive any proceeds from the sale of our common stock by selling stockholders.

        We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the shares of common stock being offered.

        Our common stock is listed on the New York Stock Exchange under the symbol "NPTN." On October 3, 2016, the last reported sale price for our common stock on the New York Stock Exchange was $16.12 per share.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

        The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 13, 2016.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $80,000,000 any of the securities described in this prospectus. In addition, under this shelf process, the selling stockholders to be named in a supplement to this prospectus may, from time to time, offer or sell up to 8,261,882 shares of our common stock. This prospectus provides you with a general description of the securities we or the selling stockholders may offer.

        This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we and/or the selling stockholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Information by Reference," before buying any of the securities being offered.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find More Information."

        This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

        For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

        To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission (SEC) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

 CONVENTIONS THAT APPLY IN THIS PROSPECTUS

        Unless otherwise indicated, references in this prospectus to:

  •
  "100G products" collectively refers to all products sold by us designed for use at 100Gbps ("100G"), and in coherent transmission systems designed for use at 100Gbps or higher data rates. Some customers may use components designed for use at 100G at lower speeds. Our 100G products include both coherent transmission products and 100G network products that are not coherent;

  •
  "Advanced Hybrid Photonic Integration" refers to state-of-the-art integration of multi-platform materials and devices;

  •
  "Coherent" refers to optical transmission systems that encode information in the phase of an optical signal and decode such information through comparison with an independent laser at the receiver and digital signal processing;

  •
  "Flex Coherent" refers to a class of 100G transceivers and line cards in which the modulation format, and hence the reach and data-rate, can be altered by software command such that the same optical hardware can be used for metro, long-haul or, in some cases, datacenter interconnect applications.

  •
  "High Speed Products" refers to transmitter and receiver products as well as switching and other component products for 100G optical transmission applications over distances of 2 to 2,000 kilometers. Our high speed 100G and beyond products are based on our Advanced Hybrid Photonic Integration technology. These technologies support encoding 100 gigabits or more per second of information for transmitting over a single channel and decoding the information at the receiver. Through 2014, our use of this term included our products designed for use at 40Gbps ("40G") and that comprised less than 1% of our total revenue and approximately 1% of our revenue from high speed products in the year ended December 31, 2014. From 2015 onward, High Speed Products refers exclusively to products sold by us and designed for use at 100Gbps or higher data rates;

  •
  "Network Products and Solutions" collectively refers to all products sold by us for use in optical communications networks and a variety of other applications that are designed for use at data rates that are less than 100Gbps, including 40G, 10G and lower data rates. These products include certain passive products that do not explicitly have a data rate specification, but that are most commonly used in networks at these data rates. From 2015 onward, Network Products and Solutions includes products sold by us and designed for use at 40G that, prior to 2015, were included with High Speed Products; and

  •
  "PIC" refers to Photonic Integrated Circuit.

        Unless the context indicates otherwise, we use the terms "NeoPhotonics," "we," "us," "our" and "the Company" in this prospectus to refer to NeoPhotonics Corporation and, where appropriate, its subsidiaries.

PROSPECTUS SUMMARY

        The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including our financial statements and the related notes and other documents incorporated by reference in this prospectus, as well as the information under the caption "Risk Factors" herein and the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.

Business Overview

        We develop, manufacture and sell optoelectronic products that transmit, receive and switch high speed digital optical signals for communications networks. We refer to our product groups as "High Speed Products" and "Network Products and Solutions". High Speed Products includes those designed for 100G and beyond, such as at 200G, 400G and 600G data rates, for telecom and datacenter or content provider networks and applications. The high speed 100G and beyond market, which requires advanced photonic integration technology, is the core focus of our strategy. In addition to the telecommunications infrastructure, the datacenter market is also emerging as an important and fast growing market for our High Speed products.

        Our High Speed Products were 58% of our total revenues in the year ended December 31, 2015, and increased to 65% of our total revenue in the first half of 2016. Revenues from High Speed products have grown at a 47% compound annual growth rate, or CAGR, from 2012 to 2015. 100G and beyond networks are among the highest growth segments of the optical communications market, supporting the rapid expansion of telecom backbone and content provider networks and accommodating increased mobile traffic. Prior to 2016 our High Speed product revenue growth has been mainly driven by the adoption of 100G in the Long Haul market sector. Over the next several years our growth in 100G and beyond is expected to be mainly driven by adoption of 100G in the much larger Metro market sector.

        In the first half of 2016 approximately 86% of our High Speed revenues were derived from coherent products that enable network system designers to implement the highest speed optical transmission. Coherent transmission uses not only amplitude but also phase and polarization to increase data rates tenfold or more over conventional "on-off" transmission protocols. Coherent transmission is also necessary for next-generation flexible and efficient switching of the signal on each individual wavelength without conflict or contention between wavelengths, a feature important for Software Defined Networks. Coherent transmission has become the technology of choice for the most advanced high speed telecommunications networks. The challenges of precision and high volume manufacturing of optical components for coherent transmission demands the capabilities provided by advanced hybrid photonic integration.

        In addition, within our High Speed category, we serve the highest performance segments of the datacenter and enterprise market which require the fastest speeds transmitted over relatively long distances within datacenters. Our position in this market is driven by our leadership in electro-absorptively modulated lasers (EMLs), and our transceiver modules incorporating these EMLs. EMLs deliver high power and pure modulation for superior speed and distance performance

        Our "Network Products and Solutions" product group comprises all products designed for applications below 100G, and includes 40G and 10G products. This group also includes passive optical products that do not have a specific data rate and are generally used in 10G and other low speed networks. In the first half of 2016 Network Products and Solutions represented 35% of our revenue.

        We sell our products to the world's leading network equipment manufacturers, including Nokia Corporation (formerly Alcatel-Lucent SA, which was acquired by Nokia in January 2016), Ciena Corporation, Cisco Systems, Inc. and Huawei Technologies Co., Ltd. These four companies accounted for approximately 79% of our revenue in 2015 and approximately 68% of our revenue in 2014. During the first two quarters of 2016 these four companies accounted for approximately 76% of our revenues. The others among our seven leading customers are FiberHome Telecommunications Technologies Co., Limited, a major Chinese telecommunications system provider, Acacia Communications Inc., a fast growing vendor of optical interconnect modules and Oclaro Inc., a vendor of optical modules.

        Our leading customers serve the telecom market and also the datacenter market. These large network equipment and optical module companies, together with emerging content providers and datacenter operators, are the focus of our strategy due to their important positions in high speed and related communications networks markets.

        We believe our Advanced Hybrid Photonic Integration technology is well positioned to serve the highest speed and most demanding applications. Our coherent 100G and beyond products require our Advanced Hybrid Photonic Integration technology. We produce photonic integrated circuits (PICs) that comprise both arrayed and individual photonic functional elements using optimized materials systems and processes from our in-house Silicon, Indium Phosphide and Gallium Arsenide wafer fabrication. These individual PICs from different materials are then combined using our hybrid integration technology to make complete products, such as our Integrated Coherent Receiver (ICR) and our Multi-cast Switch (MCS) for 100G coherent transport and Metro applications and our 100G to 400G CFPx transceivers for datacenter and client networks.

        100G and beyond coherent technology has become widely used in the Long Haul market segment over the last several years, but has only recently begun to penetrate the much larger Metro sector of the market. While the cost per port deployed declines every year due to both technology advances, we believe 100G coherent port demand represents a high growth opportunity for suppliers of components, modules and systems for the 100G coherent Metro market. In addition, Metro coherent ports include ports that have "flex coherent" features, which can be used not only in the Metro market but also in the Long Haul market.

        Our important products for the rapidly growing coherent Metro market, include Integrated Coherent Receivers, ultra-narrow linewidth tunable lasers and multi-cast switches. Our multi-cast switches similarly are used by webscale content providers for software definition of their network configuration. Also, we have additionally introduced coherent transceiver modules that are important for the Metro market as well as the datacenter interconnect market, such as high speed dual rate coherent CFP2-ACO transceivers.

        The following tables indicate our major product families for high speed communications and the market sectors they serve.

 Market Sectors Served By Representative High Speed Products

Products	Long Haul	Metro	Datacenter
COHERENT PRODUCT FAMILIES
Integrated Coherent Receiver	✓	✓	✓
Ultra Narrow Line Width Tunable Laser	✓	✓	✓
100G / 200G Multirate CFP2-ACO Analog Coherent Transceiver	✓	✓	✓
Multi-Cast Switch for 100G Coherent ROADM Node	✓	✓	✓
CLIENT SIDE / DATACENTER PRODUCT FAMILIES
28GBaud and 56GBaud EML Lasers/Photodiodes and Semiconductor Drivers			✓
CFP2-LR4 (100G 10 km Transceiver)			✓
QSFP28-LR4 (100G 10 km Transceiver)			✓

        For each of the major product families shown, the following table illustrates the key material-based technology platforms that are core for Advanced Hybrid Photonic Integration.

Hybrid Photonic Integration

Products	Indium Phosphide	Silicon/Silica	Gallium Arsenide/Silicon Germanium
COHERENT PRODUCT FAMILIES
Integrated Coherent Receiver	✓	✓	✓
Ultra Narrow Line Width Tunable Laser	✓	✓
100G / 200G Multirate CFP2-ACO Analog Coherent Transceiver	✓	✓	✓
Multi-Cast Switch for 100G Coherent ROADM Node	✓	✓	✓
CLIENT SIDE / DATACENTER PRODUCT FAMILIES
28GBaud and 56GBaud EML Lasers/Photodiodes and Semiconductor Drivers	✓		✓
CFP2-LR4 (100G 10 km Transceiver)	✓	✓	✓
QSFP28-LR4 (100G 10 km Transceiver)	✓	✓	✓

        In order to strengthen our technology leadership we have made the strategic acquisitions noted below over the last five years.

        In October 2011, we acquired Santur Corporation (Santur), a leading producer of tunable lasers and modulators for coherent transmission and of 100G client side transceiver modules. Santur's capabilities included array DFB (distributed feedback) lasers, silicon photonics and photonic integration of such active elements as lasers, modulators and photodiodes.

        In March 2013, we acquired the optical component business unit of LAPIS Semiconductor Co., Ltd., located in Japan, now known as NeoPhotonics Semiconductor. This business is a leading producer of high performance communications laser and photodiode devices which enable our leading market positions in coherent products including ultra-narrow linewidth tunable lasers and coherent receivers. NeoPhotonics Semiconductor also produces industry leading high speed lasers and control semiconductors for high speed client side applications.

        In January 2015, we acquired the ultra-narrow linewidth tunable laser business of EMCORE Corporation (EMCORE) expanding NeoPhotonics position in this key component and to expand NeoPhotonics' position as a supplier of tunable lasers for coherent communications. The EMCORE ultra narrow linewidth tunable laser products are used in the industry's highest speed applications and are critical components that are used with our highest speed and highest bandwidth receiver products for data rates of 400G and 600G.

        We have research and development and wafer fabrication facilities in San Jose and Fremont, California and in Tokyo, Japan that coordinate with our research and development and manufacturing facilities in Dongguan, Shenzhen and Wuhan, China and Ottawa, Canada. We additionally do limited research and development and manufacturing in Moscow, Russia. We use proprietary design tools and design-for-manufacturing techniques to align our design process with our precision nanoscale, vertically integrated manufacturing and testing. We believe we are one of the highest volume PIC manufacturers in the world and that we can further expand our manufacturing capacity to meet market needs.

Corporate Information

        We were incorporated in October 1996 in the State of Delaware. Our principal executive offices are located at 2911 Zanker Road, San Jose, California 95134, USA, and our telephone number is +1(408) 232-9200. Our website address is www.neophotonics.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our common stock. We changed our name to NeoPhotonics Corporation in 2002 after having been incorporated as NanoGram Corporation.

        Our name is a registered trademark of NeoPhotonics Corporation. This prospectus and the documents incorporated by reference in this prospectus contain additional trade names and trademarks of NeoPhotonics and of other companies.

Risks Associated with our Business

        Our business is subject to numerous risks, as described under the heading "Risk Factors" contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

The Shares of Common Stock We May Offer

        We may offer shares of our common stock up to a total dollar amount of $80,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. In addition, the selling stockholders to be named in a supplement to this prospectus may offer or sell, from time to time, up to 8,261,882 shares of our common stock. This prospectus provides you with a general description of the common stock we or the selling stockholders may offer. Each time we or the selling stockholders offer common stock under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the offering.

        The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SHARES OF OUR COMMON STOCK UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We or the selling stockholders may sell the common stock directly to investors or to or through agents, underwriters or dealers. We and the selling stockholders, and our or their agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of common stock. If we or the selling stockholders do offer common stock to or through agents or underwriters, we will include in the applicable prospectus supplement:

  •
  the names of those agents or underwriters;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

        We may issue shares of our common stock from time to time. The selling stockholders may offer shares of our common stock to the extent such shares were issued and outstanding, or issuable upon exercise or conversion of securities issued and outstanding, prior to the original date of filing of the registration statement to which this prospectus relates. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under "Description of Capital Stock—Common stock." We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Use of Proceeds

        Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the common stock offered by us hereunder, if any, for general corporate purposes, which may include costs of developing our technologies, adding to our production capacity, making additions to our working capital, funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by any selling stockholder. See "Use of Proceeds" in this prospectus.

  NYSE Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "NPTN." The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, of the shares of our common stock covered by the applicable prospectus supplement.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in the section entitled "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled "Risk Factors" contained in our in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which descriptions are incorporated in this prospectus by reference in its entirety, as well as in any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the information that we incorporate by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements include statements that are not historical facts and can be identified by terms such as "anticipates," "believes," "could," "seeks," "estimates," "expects," "intends," "may," "plans," "potential," "predicts, "projects," "should," "will," "would" or similar expressions and the negatives of those terms.

        Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date of this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information that we incorporate by reference, and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

        Important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and in the information that we incorporate by reference, including, without limitation, in conjunction with the forward-looking statements appearing elsewhere in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and in the information that we incorporate by reference.

        Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

        Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, to continue to expand our existing business and general corporate purposes.

        The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder.

        We will not receive any proceeds from the sale of shares of our common stock by any selling stockholder.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0025 par value per share, and 10,000,000 shares of preferred stock, $0.0025 par value per share. A description of the material terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to the form of our amended and restated certificate of incorporation and the form of our amended and restated bylaws.

Common stock

        Dividend rights.    Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

        Voting rights.    Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for the right of stockholders to cumulate votes for the election of directors. Our certificate of incorporation establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

        No preemptive or similar rights.    Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

        Right to receive liquidation distributions.    Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

        Fully paid and non-assessable.    All of our outstanding shares of common stock is fully paid and non-assessable.

Preferred stock

        We have authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.

Anti-takeover effects of provisions of our amended and restated certificate of incorporation, our bylaws and Delaware law

Certificate of incorporation and bylaws to be in effect upon the completion of this offering

        Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights in the election of directors, stockholders holding a majority of the shares of common stock outstanding is able to elect all of our directors. Our board of directors is able to elect a director to fill a vacancy created by the expansion of the board of directors or due to the resignation or departure of an existing board member. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our chairman of the board, Chief Executive Officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders. In addition, our amended and restated bylaws also include a requirement for the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders' meeting. Our amended and restated certificate of incorporation provide for the ability of the board of directors to issue, without stockholder approval, up to 10,000,000 shares of preferred stock with terms set by the board of directors, which rights could be senior to those of our common stock. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that approval of at least 66 2/3% of the shares entitled to vote at an election of directors is required to adopt, amend or repeal our amended and restated bylaws, or repeal the provisions of our amended and restated certificate of incorporation regarding the election and removal of directors and the inability of stockholders to take action by written consent in lieu of a meeting.

        The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors, as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

        These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation's assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation's outstanding voting stock, unless:

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  the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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  at or subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        A Delaware corporation may "opt out" of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate or incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We do not plan to "opt out" of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "NPTN."

Transfer agent and registrar

        Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDERS

        This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the "selling stockholders," of up to 8,261,882 shares of our common stock that were issued and outstanding, or issuable upon exercise or conversion of securities issued and outstanding, prior to the original date of filing of the registration statement of which this prospectus forms a part, including shares that may be owned by affiliates. Of the 8,261,882 shares of our common stock being offered by the selling stockholders, 4,972,905 of the shares are held by one selling stockholder that purchased the shares in April 2012. 2,730,000 shares are held by one selling stockholder that purchased preferred stock prior to the company's initial public offering and were subsequently converted to common stock in connection with the conversion of all the preferred stock in connection with the closing of the offering. 558,977 shares are held by certain of our executive officers and other employees who acquired the shares upon exercise or vesting of stock awards under our equity compensation plans, or will acquire the shares upon exercise of vested stock options currently outstanding under our equity compensation plans.

        Information about the selling stockholders, where applicable, including their identities, the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the amount and (if more than one percent) the percentage of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

        The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

        We or the selling stockholders may sell the shares of our common stock from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute shares of our common stock from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the shares of our common stock, including, to the extent applicable:

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  the name or names of the underwriters, if any;

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  the purchase price of the shares of our common stock or other consideration therefor, and the proceeds, if any, we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional shares of our common stock from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the shares of our common stock may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the shares of our common stock offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the shares of our common stock for their own account and may resell the shares of our common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares of our common stock will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholders may offer the shares of our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of our common stock offered by the prospectus supplement, other than shares of our common stock covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholders may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We or the selling stockholders may sell shares of our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of shares of our common stock and we will describe any commissions we or the selling stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our or the selling stockholders' agent will act on a best-efforts basis for the period of its appointment.

        We or the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of common stock from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we or the selling stockholders must pay for solicitation of these contracts in the prospectus supplement.

        We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the shares of our common stock, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of our common stock originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the shares of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters or agents that are qualified market makers on the New York Stock Exchange engage in passive market making transactions in the common stock on the New York Stock Exchange accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the shares of common stock offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

        The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

        The consolidated financial statements incorporated by reference in this Prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of NeoPhotonics Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of the registration statement we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, any person to whom this prospectus is delivered may request copies of this prospectus and any related amendments or supplements or documents incorporated by reference, without charge, by written or telephonic request directed to Clyde R. Wallin, Senior Vice President and Chief Financial Officer, NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California 95134; telephone: (408) 232-9200; E-mail: ray.wallin@neophotonics.com.

        We maintain a website at www.neophotonics.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.

        We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K):

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  our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 10, 2016;

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  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 9, 2016;

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  our Current Reports on Form 8-K, filed with the SEC on April 22, 2016, April 25, 2016, June 10, 2016, July 5, 2016, August 8, 2016, September 16, 2016, September 20, 2016, September 27, 2016 and October 6, 2016;

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  the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015, from our definitive proxy statement relating to our 2016 annual meeting of stockholders, which was filed on April 26, 2016; and

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  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 28, 2011, including any amendments or reports filed for the purposes of updating this description.

        We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Clyde R. Wallin, Senior Vice President and Chief Financial Officer, NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California 95134; telephone: (408) 232-9200; E-mail: ray.wallin@neophotonics.com.

        You also may access these filings on our website at www.neophotonics.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

        You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

NeoPhotonics Corporation
2911 Zanker Road
San Jose, California 95134
(408) 232-9200
Attn: Secretary

103,734 Shares of Common Stock Plus an Additional
$4,500,000 of Shares of Common Stock

Prospectus Supplement

August 1, 2019